Exhibit 99.1

Press Release

Media Contact:
Kathy Stahlman, @Road Public Relations
(415) 333-9991
kathy@panachecom.com

Investor Relations Contact:
David Lebedeff, @Road Vice President Investor
Relations
(510) 870-1317
dlebedeff@road-inc.com

@Road® Announces Executive Promotions

Mike Walker promoted to Chief Technology Officer; Tom Allen adds
Product Development to Chief Operating Officer Responsibilities

FREMONT, CA — January 12, 2005 — @Road, Inc. (NASDAQ: ARDI), a leading provider of mobile resource management (MRM) services, today announced that Mike Walker has been promoted to chief technology officer and executive vice president. Additionally, @Road today announced that Tom Allen, the company’s chief operating officer and executive vice president, will add product development to his existing operating responsibilities.

“We are delighted to announce today’s promotions,” said Krish Panu, CEO of @Road. “We look forward to the fruits of our expanding focus on technology leadership and innovation with the creation of the office of the chief technology officer.”

“We are also optimistic about the potential for accelerating product development by bringing these activities under a single department to enhance the synchronization of the development, service delivery and customer service groups,” concluded Mr. Panu.

In the role of Chief Technology Officer, Mr. Walker will be responsible for maintaining and enhancing the position of @Road as a technology leader in mobile resource management. His group will work with customers, partners and academia to conduct research, cultivate technology innovation and evangelize the @Road technology through conference participation and publications. Mr. Walker will be responsible for working with the @Road strategic opportunities function on such matters as technology assessments and diligence for investments and acquisitions. Additionally, he will work with the intellectual property function to expand and defend the @Road patent portfolio and otherwise protect new technologies.

The responsibilities added to Mr. Allen’s role as Chief Operating Officer include the engineering and development of the growing suite of @Road services, products and features. Mr. Allen will continue to lead all activities related to service delivery, customer service, provisioning, fulfillment and network operations.

Mike Walker has served as an @Road executive since October 1999, most recently as Senior Vice President of Engineering since October 2002. Thomas Allen has served as Chief Operating Officer and Senior Vice President of the company since August 2000 and was promoted to Executive Vice President in March 2003. Mr. Allen served as the company’s Vice President, Information Technology and Management Systems from August 1999 to July 2000.

About @Road

@Road, Inc. (NASDAQ: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating wireless communications, location technologies, hosted software applications, transaction processing and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service, and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services on a subscription basis, customers can experience a rapid and measurable return-on-investment.

@Road delivers its MRM services to approximately 131,000 mobile workers in North America every day. The company has headquarters in Fremont, CA and secure networked data centers on both U.S. coasts. For more information, visit the @Road Web site at www.road.com.

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. These factors, risks and uncertainties include, but are not limited to, the ability of to develop or accelerate the development of new products and services; customer acceptance of such new products and services; the ability of @Road to develop and protect new technologies; the dependence of @Road on mobile data systems technology, wireless networks, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-Q dated November 8, 2004, Report on Form 10-K dated March 12, 2004 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of @Road, Inc.